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                                                                    EXHIBIT 5(a)
                             Drinker Biddle & Reath
                       Philadelphia National Bank Building
                              1345 Chestnut Street
                           Philadelphia, PA 19107-3496

                                  March 5, 1997

Pegasus Communications Corporation
c/o Pegasus Communications Management Company
Suite 454, 5 Radnor Corporate Center
100 Matsonford Road
Radnor, Pennsylvania 19087

                 Re: Pegasus Communications Corporation
                     Securities and Exchange Commission
                     Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Pegasus Communications Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") relating to 716,386 shares of Class A Common Stock of the Company, par value $0.01 per share (the "Shares"), issuable pursuant to its Restricted Stock Plan (the "Restricted Stock Plan"), or upon the exercise of options granted under the Company's 1996 Stock Option Plan (the "Stock Option Plan," and, together with the Restricted Stock Plan, the "Plans").

         In this capacity, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation, its By-laws, resolutions of its Board of Directors, the Plans, and such other documents and corporate records as we have deemed appropriate for the purpose of giving this opinion.

         Based upon the foregoing and consideration of such questions of law as we have deemed relevant, we are of the opinion that the issuance of the Shares by the Company either (i) pursuant to the Restricted Stock Plan or (ii) upon the exercise of stock options properly granted under the Stock Option Plan has been duly authorized by the necessary corporate action of the Board of Directors of the Company and such Shares, upon payment therefore, if applicable, in accordance with the terms of the Restricted Stock Plan, or upon exercise of such options and payment therefor in accordance with the terms of the Stock Option Plan, will be validly issued, fully paid and nonassessable by the Company.

         The opinions expressed herein are limited to the federal laws of the United States and the Delaware General Corporation Law.

         We consent to the use of this opinion as an exhibit to the Registration Statement. This does not constitute a consent under Section 7 of the Securities Act of 1933 since we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission.



                                               Very truly yours,

                                               /s/ DRINKER BIDDLE & REATH
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                                               DRINKER BIDDLE & REATH
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